SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:
      / /  Preliminary Information Statement
      /X/  Definitive Information Statement

                              OSK CAPITAL III CORP.
                  (Name of Registrant As Specified In Charter)

                                 Not Applicable
  (Name of Person(s) Filing the Information Statement if other than Registrant)

Payment  of Filing Fee (Check the appropriate box):
      /X/  No fee required.
      / /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

           1) Title of each class of securities to which transaction applies:

                  Common Stock, no par value

           2) Aggregate number of securities to which transaction applies:

                  23,700,000 shares of Common Stock

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

           4) Proposed maximum aggregate value of transaction:

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1) Amount Previously Paid:
           2) Form, Schedule or Registration Statement No.:
           3) Filing Party:
           4) Date Filed:

                              OSK CAPITAL III CORP.
                             One Concourse Parkway,
                          Suite 600, Atlanta, GA 30328
--------------------------------------------------------------------------------
                              INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

--------------------------------------------------------------------------------
                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY
--------------------------------------------------------------------------------

                                  INTRODUCTION

      This notice and information statement (the "Information Statement") was mailed on or about October 31, 2005 to the stockholders of record, as of October 20, 2005, of OSK CAPITAL III CORP., a Nevada corporation (the "Company") pursuant to Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock and shall serve as our Annual Meeting. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.


                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

      The actions to be effective twenty days after the mailing of this Information Statement are as follows:


      (1) Our Articles of Incorporation was amended to change our name to ID Medtech Inc.

      Attached hereto for your review is an Information Statement relating to the above-described actions.

      Please read this notice carefully. It describes the essential terms of the name change and contains certain information concerning the name change. Additional information about the Company is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the "Commission"). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at http://www.sec.gov/index.htm.


 THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING
             WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                 By Order of the Board of Directors,

                                 /s/ Angela Buffa
                                 ----------------
                                 Angela Buffa
                                 Chairman of the Board of Directors
October 20, 2005

                              OSK CAPITAL III CORP.
                             One Concourse Parkway,
                          Suite 600, Atlanta, GA 30328
--------------------------------------------------------------------------------
                              INFORMATION STATEMENT
          PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER
--------------------------------------------------------------------------------

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholders of the Company:


      (1) Our Articles of Incorporation was amended to change our name to ID Medtech Inc.

The Board of Directors has fixed the close of business on October 20, 2005, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

 THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING
             WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Shareholders of record at the close of business on October 20, 2005, the Record Date, are entitled to notice of the action to be effective on or about November 20, 2005. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock and shall serve as our Annual Meeting.

OSK CAPITAL III CORP. is authorized to issue 125,000,000 shares of capital, $0.001 par value share, of which 23,700,000 are issued and outstanding.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using "estimate," "anticipate," "believe," "project," "expect," "intend," "predict," "potential," "future," "may," "should" and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

      o Changes in relationships with major customers and/or suppliers: an adverse change in our relationships with major customers and/or suppliers would have a negative impact on our earnings and financial position.

      o Armed conflicts and other military actions: the considerable political and economic uncertainties resulting from these events, could adversely affect our order intake and sales, particularly in the limousine market.

      o Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.


This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.


                    CURRENT INFORMATION REGARDING THE COMPANY

The following is a description of the current operations of the Company

THE COMPANY

History and Development of the Company

The Company was incorporated under the laws of the State of Nevada on March 2, 1999.

On March 14, 2005, we completed our acquisition of Ideal Medical, Inc. DBA/Integrated Medical Solutions, a Texas corporation, pursuant to an Agreement and Plan of Merger. At the effective time of the merger, Integrated Medical Solutions, Inc. was merged with and into our wholly owned subsidiary, OSK Acquisition Corp., a Florida corporation, which was subsequently dissolved and merged into our Company. The Closing Date was March 30, 2005.

Founded in 1989, Ideal Medical, Inc. DBA/Integrated Medical Solutions (otherwise known as "IMS") is a provider of technology-based solutions to the health care industry. IMS is in the business of developing and implementing asset management systems that enable healthcare companies and organizations to improve productivity, deliver better customer service and provide more effective security. IMS designs, develops and markets proprietary radio frequency (RFID) devices and software solutions that make it possible to access, manage, and control any asset in a medical operation. IMS has developed solutions to locate equipment and manage assets, to minimize patient wait times, and to streamline the flow of patients through a facility or clinic. The Company's solutions, which consist of software, services and hardware, can integrate the supply chain constituents, including manufacturers, distributors, medical facilities, transportation providers, staff and patients.

As the core technology in its solutions, proprietary radio frequency (RF) technology automatically identifies the precise real-time location of people and equipment moving within a medical facility. IMS designs and supports a broad range of tags, readers, scanners and software for radio frequency identification
(RFID) systems used in automatic identification, data collection and personal identification applications. The RFID technology is used with products such as networking routers, medical instruments, bar code scanners, security cameras, card readers, time clocks, and virtually any product that has some form of standard data control capability.

Applications are most common in areas that require high levels of data accuracy and where speed and reliability are critical. Applications for IMS' technology include inventory control, equipment management, JIT (Just-In-Time) ordering, employee time and attendance records, people tracking, file management systems, hospital information systems, medical specimen labeling, and access control systems. The data collected is fed real-time into application software used by each department (finance, security, operations, biomed, maintenance, purchasing) to improve their analysis and asset utilizationn.

IMS' target market segments include, but are not limited to, acute care hospitals, hospices, medical centers, medical labs, nursing homes, retirement communities & homes, cancer centers, emergency surgery and trauma centers, women's health centers, inpatient units, bed towers, medical office buildings, ambulatory care facilities, cardiac facilities, pediatric facilities, radiology centers, research and teaching hospitals, medical universities, medical colleges, medical technical schools, kidney dialysis facilities, mental health inpatient facilities, transplant centers, reproductive medicine clinics, prisons, jails, correctional facilities and other related healthcare facilities. IMS is headquartered in Atlanta, Georgia and has offices in Houston, Texas; Chicago, Illinois; and Cypress, California. It has partnerships with leading healthcare construction companies Jacobs Engineering and Turner Construction and supplier agreements with numerous healthcare Group Purchasing Organizations
(GPOs) such as Premier, Novation, Amerinet, MedAssets, and MHA. It has also signed a purchasing agreement to purchase from 250 healthcare equipment and supplies manufacturers encompassing over 30,000 products. It seeks to leverage these relationship and 15 years of experience in the healthcare industry through the implementation of its RFID-based products.

PRODUCTS AND SERVICES

As the core technology in its solutions, proprietary radio frequency (RF) technology automatically identifies the precise real-time location of people and equipment moving within a medical facility. IMS designs and supports a broad range of tags, readers, scanners and software for radio frequency identification
(RFID) systems used in automatic identification, data collection and personal identification applications. The RFID technology is used with products such as networking routers, medical instruments, bar code scanners, security cameras, card readers, time clocks, and virtually any product that has some form of standard data control capability. Applications are most common in areas that require high levels of data accuracy and where speed and reliability are critical. Applications for IMS' technology include inventory control, equipment management, JIT (Just-In-Time) ordering, employee time and attendance records, people tracking, file management systems, hospital information systems, medical specimen labeling, and access control systems. The data collected is fed real-time into application software used by each department (finance, security, operations, biomed, maintenance, purchasing) to improve their analysis and asset utilization.

IMS has proprietary products and consulting expertise that allow medical facility operators to better manage major assets (equipment, staff, patients and inventory). Given increased government regulations and medical insurance requirements, these operators are under pressure to reduce costs and improve productivity. IMS has a long history of marketing to these operators and understands that the emerging RFID technology is the core technology for improving the operation of medical facilities by providing real-time information and by integrating the numerous systems and applications. The marketing of an RFID system is easiest at the time of construction and through healthcare group purchasing organizations (GPOs), which are increasingly dominating the purchasing process for these operators. IMS has signed partnership agreements with leading healthcare construction companies like Jacobs Engineering and Turner Construction, along with leading GPOs such as Premier and Novation.

With an innovative product and partnerships with well-established companies providing entry into the purchasing process, IMS believes it can secure a significant share of the market for asset management technology and application software. However, the IMS business model goes further and realizes that once it implements a system in a facility and provides annual support, it has access to the purchasing needs of that facility. As a result, the Company has signed purchasing agreements to procure from over 250 manufacturers, totaling over 30,000 medical products. IMS believes it can become a major supplier of equipment and accessories to the healthcare industry by having access to inventory levels and asset history.

RFID VALUE PROPOSITION TO HEALTHCARE INDUSTRY

RFID has caught the world and investors attention because of its planned usage by such big spenders as Wal-Mart, the world's biggest retailer, and the Department of Defense, with an annual budget of $400 billion, and Delta Airlines spending $25 million to reduce present costs of $100 million for tracking luggage. According to Forrester Research, RFID is among the top trends to watch in 2004 after interviewing more than 500 IT managers to compile its list of prognostications for the upcoming year. Investors should expect the RFID landscape to evolve rapidly and extensively as the technology becomes more standardized and it becomes clearer how it can be best applied. The use of radio-frequency identification in healthcare is a new use of an existing technology.

The U.S. healthcare market is a $1.4 trillion industry that is projected to grow to $2.6 trillion by 2010, according to the Centers for Medicare and Medicaid Services. With this enormous growth comes the need for new technologies, for enhanced information exchange that can streamline the way business is conducted, save lives and improve the quality of life for patients. I.T. is the backbone upon which healthcare's future will be built. Currently, healthcare information technology represents a $33 billion a year market. Yet, healthcare continues to lag behind other business sectors for I.T. spending. However, a long list of factors, including strong pressure to prevent medical errors plus the need to comply with regulations, including HIPAA, are combining to spur serious growth in I.T. spending.

The healthcare industry is at a crossroads. Advances in new medical technology are providing the United States with the best healthcare products and services in the world. At the same time, healthcare organizations are under intense pressure to cut costs from every corner. There are staggering reductions in government-based reimbursement, managed care payment caps, staffing shortages, increases in regulations including the implementation of HIPAA and the growth in demand for added services fueled by the aging of the baby-boomer generation. Patient care itself is at significant risk. There are several trends that will drive the healthcare industry to adopt the RFID technology rapidly.

1. SHRINKING HEALTHCARE BUDGETS: Healthcare is more than ever a revenue-focused environment. Hospitals must act like businesses and be run like businesses. RF tracking solutions affect the bottom line in several ways:

      o REDUCED THEFT. Placing RF tags on portable equipment helps prevent theft. By alarming or notifying security of a potential problem, fewer wheelchairs will end up in the trunks of patient cars, and more money will remain in the hospital coffers for value-added investment.

      o DECREASED RENTALS. Because equipment will no longer be "hidden" by frustrated clinicians or lost and underutilized, rental requirements will drop and equipment utilization should rise with the use of RFID.

2. DECREASED STAFFING LEVELS: The U.S. is facing a nursing-shortage crisis. According to Hospital Today, it is projected that by 2020 there will be a 20% shortage of nurses for a total deficit of 400,000 nurses nationwide. Clinicians cannot afford to spend time looking for the equipment or people they need:

      o STAFF EFFICIENCY. RF tracking solutions put access to equipment location at a clinician's fingertips. This not only drives up productivity and job satisfaction, but also reduces hoarding of equipment by nurses who do not believe that there is any alternative if they want to quickly access needed equipment. Clinicians can locate patients and reduce wasted time calling around or searching for where a patient has been transported.

3. INCREASED HOSPITAL ADMISSIONS: Hospital admissions are on the rise as baby-boomers age. The number of "seniors" over 65 years of age will soon equal nearly half of the total population in the United States. This aging population is creating increased healthcare demands. Technology is expected to be critical in helping hospitals process the increase in demand.

The challenges impacting healthcare are some of the most complex and troublesome in history. As a result, hospitals and health facilities realize they must find new ways to lower expenses in other areas. After years of neglect, more hospital and Integrated Delivery Network (IDN) CEOs are paying attention to their second-largest business operations expenses--supply chain management--as one place where they actually can impact costs. It has been well documented for the past several years that 30 percent of all dollars spent in healthcare supply and equipment purchasing is wasted, because of inefficiencies, and that at least $11 billion of cost savings could be squeezed out.

The U.S. Department of Commerce estimates that roughly $300 billion worth of medical supplies, services, and pharmaceuticals are bought globally each year through the medical technology supply chain. The healthcare supply chain system has tremendous potential to decrease overall healthcare costs. The most recent survey estimates that hospitals could save $11 billion a year in supply costs, but that likely is much higher today. Thus, the strategic value that supply chain management can bring to healthcare organizations is critical.

Equipment management is a universal problem. It affects just about every facet of the hospital, from the loading dock to the surgical suite. There literally are thousands of pieces of mobile medical equipment that move around the hospital each day with a specific business process and workflow attached to them. IMS has solutions to improve medical asset utilization. Thus, the key factors influencing demand for IMS' products are the increase in patients needing care, the hospital's needs to save money without compromising patient care and medical supply and equipment usage statistics. In all cases the trends are upwards in favor of IMS' Asset Management Systems with the use of Radio Frequency Identification (RFID) technology growing rapidly.

                     AMEND THE ARTICLES OF INCORPORATION TO
                          CHANGE OF NAME OF THE COMPANY

      On March 14, 2005, we completed our acquisition of Ideal Medical, Inc. DBA/Integrated Medical Solutions. Management believes that changing our name to ID Medtech Inc. would reflect the current business of the Company.

Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to our Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and the Company's bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient amend the Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the outstanding common stock.


                         DISSENTER'S RIGHTS OF APPRAISAL

The general corporation law of the State of Nevada does not provide for dissenter's rights of appraisal in connection with the name change.

                             Additional Information

      If you have any questions about the actions described above, you may contact Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139. We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

      We filed our annual report for the fiscal year ended December 31, 2004 on Form 10-KSB with the SEC. A copy of the annual reports on Form 10-KSB (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

                      Information Incorporated By Reference

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

      Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

      Quarterly Report on Form 10-QSB for the quarters ended March 31, 2005 and June 30, 2005.

      All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein, including the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any shareholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

                      Distribution of Information Statement

      The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

                                     NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT HAVE CONSENTED TO THE ADOPTION OF THIS AMENDMENT TO OUR CERTIFICATE OF INCORPORATION OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THIS AMENDMENT UNDER NEVADA LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.




      Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

                       By Order of the Board of Directors

                               By /s/ ANGELA BUFFA
                            -------------------------
                                  ANGELA BUFFA


                                                          Date: October 20, 2005